      As filed with the Securities and Exchange Commission on July 31, 2002
                                                      Registration No. 333-91240


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                              STONEPATH GROUP, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                      4731                                    65-0867684
                  --------                                      ----                                    ----------
      (State or other jurisdiction of               (Primary Standard Industrial                     (I.R.S. Employer
       incorporation or organization)                Classification Code Number)                    Identification No.)

                        Two Penn Center Plaza, Suite 605
                        Philadelphia, Pennsylvania 19102
                                 (215) 564-9193
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------
                            Stephen M. Cohen, Esquire
                    Senior Vice President and General Counsel
                              Stonepath Group, Inc.
                        Two Penn Center Plaza, Suite 605
                        Philadelphia, Pennsylvania 19102
                                 (215) 564-9193
                               Fax (215) 564-3133

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------
                 Please Address a Copy of All Communications to:

                             Brian S. North, Esquire
                   Buchanan Ingersoll Professional Corporation
                           11 Penn Center, 14th Floor
                               1835 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (412) 665-8700
                               ------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the preliminary prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]






                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                       Proposed            Proposed
                                                   Amount               maximum            maximum              Amount
          Title of each class of                    to be           offering price        aggregate               of
        Securities to be registered            registered (1)        per share (2)    offering price (2)   Registration fee
------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per share         4,992,513(3)               $1.06          $5,292,064             $487(4)
------------------------------------------------------------------------------------------------------------------------------


(1) Represents shares of common stock which may be sold by certain selling security holders.


(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share information is based upon the average of the high and low sale prices of Stonepath Group, Inc. Common Stock, $.001 par value per share, as reported on the American Stock Exchange on July 30, 2002.


(3) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions.

(4) $332 of this amount was paid upon the initial filing of this registration statement on June 26, 2002. The balance of this amount, $155, is paid herewith.

Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement also relates to the following registration statements we previously filed with the Securities and Exchange Commission:
Registration No. 333-38716 and Registration No. 333-64452. The registration fee applicable to Registration No. 333-38716 was paid on June 6, 2000. The registration fee applicable to Registration No. 333-64452 was paid on July 2, 2001 and August 9, 2001. Accordingly, the registration fee calculated above does not include the amount payable in connection with Registration No. 333-38716 or Registration No. 333-64452.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       Subject to Completion July 31, 2002


                             Preliminary Prospectus






                              STONEPATH GROUP, INC.


                        7,061,932 shares of common stock



         The selling shareholders identified in this preliminary prospectus may offer and sell up to 7,061,932 shares of our common stock. These shares include 1,911,071 shares of common stock issuable upon the conversion of our series C preferred stock, 1,543,413 shares of common stock issuable upon exercise of common stock purchase warrants which were issued in conjunction with the conversion of our series C preferred stock and 3,607,448 shares of common stock issuable upon the conversion of our series D preferred stock. The selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.


         We will not receive any part of the proceeds from sales of these shares by the selling shareholders, although we may receive the exercise price of the warrants.


         Our common stock is listed on the American Stock Exchange under the symbol "STG." On July 30, 2002, the last sale price of our common stock reported on the American Stock Exchange was $1.06.


                               ------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PRELIMINARY PROSPECTUS.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PRELIMINARY PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------




            The date of this preliminary prospectus is July 31, 2002.

                                TABLE OF CONTENTS




ABOUT THIS PROSPECTUS.................................................       1

STONEPATH GROUP, INC..................................................       1

RISK FACTORS..........................................................       2

FORWARD-LOOKING STATEMENTS............................................       8

USE OF PROCEEDS.......................................................       8

THE OFFERING..........................................................       9


SELLING SHAREHOLDERS..................................................      10


PLAN OF DISTRIBUTION..................................................      12


WHERE YOU CAN FIND MORE INFORMATION...................................      15


LEGAL MATTERS.........................................................      16

EXPERTS...............................................................      16

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information provided in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. The rules of the Securities and Exchange Commission may require us to update this prospectus in the future.

                              STONEPATH GROUP, INC.

         We are a non-asset based provider of third-party logistics services, offering a full range of time-definite transportation and distribution solutions. We manage and arrange the domestic and international movement of raw materials, supplies, components and finished goods for our customers as their outsourced logistics solution. These services are offered through our domestic and international air, ocean and ground freight forwarding business.

         In addition to our time-definite transportation services, we also provide a broad range of value added supply chain management services including:

     o        customs brokerage and documentation services
     o        order fulfillment
     o        warehousing
     o        inventory management


         Through our subsidiaries, Air Plus Limited and United American Freight Services, Inc., we serve a customer base of manufacturers, distributors and national retail chains through a network of logistics centers in 18 major metropolitan areas in North America and Puerto Rico and an extensive network of over 200 independent carriers. Through our subsidiary, Global Transportation Services, Inc., we manage our customers' international supply chains. Global serves customers through its headquarters in Seattle, logistics centers in New York, Los Angeles, Miami, Chicago, St. Louis and Minneapolis, and an array of international agent partners.


         Our strategic objective is to build a leading global logistics services organization that integrates established operating businesses and innovative technologies. We plan to achieve this objective by broadening our platform of service offerings through a combination of synergistic acquisitions and the organic expansion of our existing base of operations.

         Our executive offices are located at Two Penn Center Plaza, Suite 605, Philadelphia, Pennsylvania 19102 and our telephone number is (215) 564-9193. Our Internet address is www.stonepath.com. Information contained on our website should not be considered part of this prospectus.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE RISKS DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT MAY EXIST. IF ANY OF THE FOLLOWING EVENTS DO OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED. THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE SECTION ENTITLED 'FORWARD-LOOKING STATEMENTS" FOR A FURTHER DISCUSSION OF THESE FACTORS.

         We have a very limited operating history upon which you can evaluate our prospects.

         During 2001 we discontinued our former business model of developing early-stage technology businesses, and adopted a new model of delivering non-asset based third-party logistics services. The first acquisition under our new business model occurred on October 5, 2001. Subsequent acquisitions were completed on April 4, 2002 and May 30, 2002. As a result, we have a very limited operating history under our current business model. Even though we are managed by senior executives with significant experience in the industry, our limited operating history makes it difficult to predict the longer-term success of our business model.

         If we are unable to profitably manage and integrate the companies we acquire or are unable to acquire additional companies, we will not achieve our growth and profit objectives.

         We intend to grow primarily through the acquisition of additional logistics businesses. Increased competition for acquisition candidates may develop in which event there may be fewer acquisition opportunities available to us as well as higher acquisition prices. There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of risks, including possible adverse effects on our operating results, diversion of management resources, failure to retain key personnel, and risks associated with unanticipated liabilities, some or all of which could have a material adverse effect on our business, financial condition and results of operations.

         We may not have enough capital to implement our business strategy which will have an adverse effect on our growth and ability to generate profits.

         The objective of our business strategy is to build a global logistics services organization. Critical to this strategy is an aggressive acquisition program which will require the acquisition of a number of diverse companies in the logistics industry covering a variety of geographic regions and specialized service offerings. We have acquired three operating companies for upfront cash payments plus earn-out arrangements. As a result, we have a limited amount of cash and our ability to make additional cash acquisitions without securing additional financing from outside sources will be limited. This may limit or slow our ability to achieve the critical mass we may need to achieve our strategic objectives.

         Our credit facility places certain limits on the type and number of acquisitions we may make.

         We have obtained a $15 million credit facility from LaSalle Business Credit, Inc. to provide additional funding for acquisitions and for our on-going working capital requirements. Under the terms of the credit facility, we are permitted to make additional acquisitions without the lender's consent only if certain conditions are satisfied. The credit facility also limits the number of those acquisitions to four per year after the date of the facility (excluding any acquisitions made only with our stock). In the event that we were not able to satisfy the conditions of the credit facility in connection with a proposed acquisition, we would have to forego the acquisition unless we either obtained the lender's consent or retired the credit facility. This may limit or slow our ability to achieve the critical mass we may need to achieve our strategic objectives.

         Additional financing may not be available to pursue our acquisition strategy.

         We believe we have sufficient capital to implement our acquisition strategy in the short term. However, we will need additional financing to pursue our acquisition strategy in the longer term. We intend to obtain the additional financing through a combination of additional commercial debt financing or the placement of debt and equity securities. We may finance some portion of our future acquisitions by using shares of our common stock for all or a substantial portion of the purchase price. In the event that our common stock does not attain or maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to use more cash to maintain our acquisition program. If we do not have sufficient cash resources, our growth could be limited unless we are able to obtain additional capital through debt or equity financings.

         Since we are not obligated to follow any particular criteria or standards for acquisition candidates, shareholders must rely solely on our ability to identify, evaluate and complete acquisitions.

         Even though we have developed general acquisition guidelines, we are not obligated to follow any particular operating, financial, geographic or other criteria in evaluating candidates for potential acquisitions or business combinations. We will target companies which we believe will provide the best potential long-term financial return for our shareholders and we will determine the purchase price and other terms and conditions of acquisitions. Our shareholders will not have the opportunity to evaluate the relevant economic, financial and other information that we will use and consider in deciding whether or not to enter into a particular transaction.

         The scarcity of and competition for acquisition opportunities makes it more difficult to complete acquisitions.

         There are a limited number of operating companies available for acquisition which we consider desirable. In addition, there is a high level of competition among companies seeking to acquire these operating companies. A large number of established and well-financed entities are active in acquiring the type of companies we believe are desirable. Many of these entities have significantly greater financial resources than we have. Consequently, we will be at a competitive disadvantage in negotiating and executing possible acquisitions of these businesses. Even if we are able to successfully compete with these entities, this competition may affect the terms of completed transactions and, as a result, we may pay more than we expected for potential acquisitions. We may not be able to identify operating companies that complement our strategy, and even if we identify a company that complements our strategy, we may be unable to complete an acquisition of such a company for many reasons, including:

         o a failure to agree on the terms necessary for a transaction, such as purchase price;

         o  incompatibility of operating strategies and management philosophies;

         o  competition from other acquirers of operating companies;

         o  insufficient capital to acquire a profitable logistics company; and

         o the unwillingness of a potential acquiree to work with our management or our affiliated companies.

         If we are unable to successfully compete with other entities in acquiring the companies we target, we will not be able to successfully implement our business plan.

         We may incur a significant amount of indebtedness to implement our acquisition strategy which may negatively impact our cash flow and ability to make additional acquisitions.

         We may be required to incur a significant amount of indebtedness in order to complete one or more acquisitions necessary for us to implement our business strategy. If we are not able to generate sufficient cash flow from the operations of acquired companies to make scheduled payments of principal and interest on any indebtedness, then we will be required to use our capital for such payments. This will restrict our ability to make additional acquisitions. We may also be forced to sell an acquired company in order to satisfy indebtedness. We cannot be certain that we will be able to operate profitably once we incur this indebtedness or that we will be able to generate a sufficient amount of proceeds from the ultimate disposition of such acquired companies to repay the indebtedness incurred to make these acquisitions.

         Our acquisition strategy may cause additional dilution to the interests of our existing shareholders.

         The additional financing required to fund our acquisition strategy may require us to issue additional shares of common stock or common stock equivalents to generate the required financing. Any such issuances would further increase the number of shares outstanding and further dilute the interests of our existing shareholders. We may issue more shares of common stock for this purpose without notice to our then existing shareholders.

         Earn-out payments due in connection with our acquisitions could require us to incur additional indebtedness or issue additional equity securities.

         We are required to make significant cash payments in the future if the earn-out installments for our acquisitions become due. While we believe that a significant portion of the required cash will be generated by the acquired subsidiaries, we may have to secure additional sources of capital to fund some portion of the earn-out payments as they become due. This may require us to incur additional indebtedness or issue additional equity securities. We cannot be certain that we will be able to borrow any funds for this purpose on terms acceptable to us, if at all, or that once we incur such indebtedness, that we will be able to operate profitably. Issuing additional shares of common stock or common stock equivalents to generate the required financing would increase the number of shares outstanding and further dilute the interests of our existing shareholders.

         The exercise or conversion of our outstanding options, warrants or other convertible securities or any derivative securities we issue in the future will result in the dilution of the ownership interests of our existing shareholders and may create downward pressure on the trading price of our common stock.


         We are currently authorized to issue 100,000,000 shares of common stock. As of the date of this prospectus, we expect to have 23,380,289 outstanding shares. An additional 1,543,413 shares of our common stock may also be issued upon the exercise of warrants issued to the former holders of our series C preferred stock and 3,607,448 shares of our common stock may also be issued upon conversion of our series D preferred stock. This will result in the dilution of the ownership interests of our existing common shareholders. The ability of the selling shareholders to resell these shares of common stock pursuant to this prospectus could adversely affect the market price of our common stock.

         In addition, we may be required to issue 2,252,947 additional shares of common stock upon the exercise of outstanding warrants and 8,800,550 shares of common stock upon the exercise of options granted to employees, consultants and advisors. If these warrants and options are exercised, the ownership interests of our existing common shareholders would be further diluted and the market price of our common stock could be adversely affected.


         In the future we may issue additional securities. We may do this to, among other things, facilitate a business combination, acquire assets or stock of another business, compensate employees or consultants or for other valid business reasons in the discretion of our Board of Directors, which could further dilute the interests of our existing shareholders.

         We substantially rely on a small number of key customers, the loss of any of which would have a negative effect on our results of operations.

         Even though our customer base will likely diversify as we grow through acquisitions, our customer base has been highly concentrated. For the full fiscal year ended December 31, 2001 (computed on a pro forma basis as if the acquisitions of our operating companies occurred on January 1, 2001), our largest customer, a national retail chain, accounted for 25% of our net sales. Our second largest customer, an automobile manufacturer, accounted for 9% of our net sales, and our third largest customer, a national retail chain, accounted for 6% of our net sales. We believe the risk posed by this concentration is mitigated by our long standing and continuing relationships with these customers and we are confident that these relationships will remain ongoing for the foreseeable future. However, a significant reduction in orders from these or any of our other large customers could have a material adverse effect on our future results of operations. We intend to continue to provide superior service to all of our customers and have no expectation that sales to these customers will be reduced as a result of any factors within our control. Our immediate plans, however, are to reduce our dependence on any particular customer or customers by increasing our sales and customer base by, among other things, diversifying our service offerings and continuing with our growth strategy.

         We depend on the continued service of certain executive officers. We can not assure you that we will be able to retain these persons.

         For the foreseeable future, our success will depend largely on the continued services of our Chief Executive Officer, Dennis L. Pelino, as well as certain of the other key executives of our operating companies, because of their collective industry knowledge, marketing skills and relationships with major vendors and customers. We have employment agreements with each of these individuals which contain a non-competition covenant which survives their actual term of employment. Nevertheless, should any of these individuals leave the Company, it could have a material adverse effect on our future results of operations.

         We face intense competition in our industry.

         The freight forwarding, logistics and supply chain management industry is intensely competitive and is expected to remain so for the foreseeable future. We face competition from a number of companies, including many that have significantly greater financial, technical and marketing resources. There are a large number of companies competing in one or more segments of the industry, although the number of firms with a global network that offer a full complement of freight forwarding and supply chain management services is more limited. Depending on the location of the customer and the scope of services requested, we must compete against both the niche players and larger entities. In addition, customers increasingly are turning to competitive bidding situations involving bids from a number of competitors, including competitors that are larger than we are.

         Our cash flow may be adversely affected in the future once we consume our consolidated net operating loss carryforward.


         Due to losses we incurred in our former business model, we have accumulated a net operating loss carryforward for federal tax purposes of approximately $43.2 million as of December 31, 2001. We expect that approximately $26.0 million of these losses will be available to offset our taxable income until the losses are consumed. Once these losses have been consumed, our cash flows will be affected accordingly.


         If we fail to improve our management information and financial reporting systems, we may experience an adverse effect on our operations and financial condition.

         We recognize the need to improve our management information and financial reporting systems at the consolidated level. We may experience delays, disruptions and unanticipated expenses in implementing, integrating and operating our consolidated management information and financial reporting systems. Failure to enhance these systems could delay our receipt of management and financial information at the consolidated level which could disrupt our operations or impair our ability to monitor our operations and have a negative effect on our financial condition.

         Because we are a holding company, we depend on receiving distributions from our subsidiaries and we could be harmed if such distributions could not be made in the future.

         We are a holding company and all of our operations are conducted through subsidiaries. Consequently, we rely on dividends or advances from our subsidiaries. The ability of such subsidiaries to pay dividends and our ability to receive distributions on our investments in other entities is subject to applicable local law and other restrictions including, but not limited to, applicable tax laws. Such laws and restrictions could limit the payment of dividends and distributions to us which would restrict our ability to continue operations.

         Our industry is consolidating and if we cannot gain sufficient market presence in our industry, we may not be able to compete successfully against larger global companies in our industry.

         The marked trend within our industry is towards consolidation of the niche players into larger companies which are attempting to increase global operations through the acquisition of regional and local freight forwarders. If we cannot gain sufficient market presence or otherwise establish a successful strategy in our industry, we may not be able to compete successfully against larger companies in our industry with global operations.

         We may be required to incur material expenses in defending or resolving outstanding lawsuits which would adversely affect our results of operations.

         We are a defendant in a number of legal proceedings. Although we believe that the claims asserted in these proceedings are without merit, and we intend to vigorously defend these matters, we could incur material expenses in the defense and resolution of these matters. Since we have not established any reserves in connection with these claims, any such liability would be recorded as an expense in the period incurred or estimated. This amount, even if not material to our overall financial condition, could adversely affect our results of operations in the period recorded.

         Provisions of our charter and applicable Delaware law may make it more difficult to complete a contested takeover of our Company.

     Certain provisions of our certificate of incorporation and the General Corporation Law of the State of Delaware (the "GCL") could deter a change in our management or render more difficult an attempt to obtain control of us, even if such a proposal is favored by a majority of our shareholders. For example, we are subject to the provisions of the GCL that prohibit a public Delaware corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 15% or more of the corporation's outstanding voting shares (an "interested shareholder") for three years after the person became an interested shareholder, unless the business combination is approved in a prescribed manner. Finally, our certificate of incorporation includes undesignated preferred stock, which may enable our Board of Directors to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise.

                           FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our subsidiaries that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "continue," "estimate," "project," "intend," or the negative of such terms or other similar expressions. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Many of these risks and uncertainties are set forth in the "Risk Factors" section of this prospectus and in our other filings with the Securities and Exchange Commission. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within the forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of common stock by the selling shareholders. We may receive the exercise price of certain warrants held by the selling shareholders. We expect to use the proceeds of any such sales for general working capital purposes.

                                  THE OFFERING

         On or about March 3, 2000, we completed a private placement transaction in which we issued 4,166,667 shares of our series C preferred stock and warrants to purchase 416,667 additional shares of common stock for aggregate gross proceeds of $50,000,000.

         The terms of our series C preferred stock initially required us to use the proceeds from this offering solely for investments in early stage Internet companies. In February 2001, we received consents from the holders of more than two-thirds of our issued and outstanding shares of series C preferred stock to modify this restriction to permit us to use the proceeds to make any investments in the ordinary course of our business, as from time-to-time determined by our Board of Directors, or for any other business purpose approved by our Board of Directors.


         In exchange for these consents, we agreed to a private exchange transaction in which we would issue to the holders of our series C preferred stock as of July 18, 2002, additional warrants to purchase up to a maximum of 2,692,194 shares of our common stock at an exercise price of $1.00 per share, and reduce from $26.58 to $1.00, the per share exercise price of 307,806 existing warrants owned by the holders of our Series C Preferred Stock. As a condition to receiving the additional warrants and having their existing warrants re-priced, the holders of the series C preferred stock agreed to convert their shares of preferred stock into shares of our common stock.

         At the request of the largest holder of series C preferred stock (because of legal limitations in its governing instruments which prevent it from holding our common stock), we expanded the exchange transaction to include an additional alternative. We provided holders of our series C preferred stock as of July 18, 2002 with the alternative of exchanging the common stock issuable upon conversion of the series C preferred stock, the additional warrants and re-priced warrants for shares of a newly designated series D convertible preferred stock.

         Based upon notices of conversion received from the holders of our series C preferred stock, on or about the date of this prospectus, we expect to issue the following securities:

         o 1,911,071 shares of our common stock upon conversion of our series C preferred stock

         o warrants to purchase 1,385,065 shares of our common stock at an exercise price of $1.00 per share

         o 360,745 shares of series D preferred stock which are convertible into 3,607,448 shares of our common stock

          We also expect to reduce the exercise price to $1.00 per share on 158,348 warrants held by the holders of our series C preferred stock as of July 18, 2002. All warrants are immediately exercisable for a term of three (3) years.

         This prospectus covers the public resale of the shares of our common stock issued upon conversion of our series C preferred stock, issuable upon exercise of the additional and re-priced warrants we issued to the holders of our series C preferred stock, and issuable upon conversion of our series D preferred stock.

                              SELLING SHAREHOLDERS


         The following table sets forth the name of the selling shareholders, the number of shares of common stock which we expect to be beneficially owned by them as of the date of this prospectus and the number of shares of our common stock which may be offered for sale pursuant to this prospectus by the selling shareholders. The table also sets forth any material relationship between the Company and each selling shareholder based upon information currently available to the Company and the number of shares beneficially owned and the percentage ownership of each selling shareholder after the offering.

         The number of shares set forth in this table represents an estimate of the number of shares of common stock to be offered for resale by the selling shareholders. We expect the selling shareholders to own:

         o 1,911,071 shares of common stock upon conversion of our series C preferred stock

         o 3,607,448 shares of common stock upon conversion of our series D preferred stock

         o 1,543,413 shares of common stock upon exercise of the warrants issued in connection with the conversion of our series C preferred stock.


We agreed to register the shares of common stock being offered for sale under this prospectus.

         The information in this table assumes that all of the shares held by each selling shareholder and being offered under this prospectus are sold to persons who are not affiliates of such selling shareholder, and that each selling shareholder acquires no additional shares of common stock before the completion of this offering.





                                        Beneficial Ownership of                               Beneficial Ownership of
                                      Selling Shareholder Prior to                           Selling Shareholder After
                                              Offering(1)                                           Offering(1)

                                 Number of Shares of                       Number of      Number of Shares     Percentage
                                 Common Stock Before     Percentage         Shares        of Common Stock         After
Name                                  Offering         Before Offering   Offered Hereby    After Offering       Offering
----                                  --------         ---------------   --------------    --------------       --------


The Altar Rock Fund, L.P.
40 Rowes Wharf, 2nd Fl.
Boston, MA  02110                     4,002                   *               4,002                    0              0

BNY Capital Markets, Inc.
445 Park Avenue
New York, NY 10022                   84,424                   *              84,424                    0              0

Bridgewater Partners, L.P.
880 Third Avenue
New York, NY 10022                  243,563                1.0%             201,190               42,373              0



                                        Beneficial Ownership of                               Beneficial Ownership of
                                      Selling Shareholder Prior to                           Selling Shareholder After
                                              Offering(1)                                           Offering(1)

                                 Number of Shares of                       Number of      Number of Shares     Percentage
                                 Common Stock Before     Percentage         Shares        of Common Stock         After
Name                                  Offering         Before Offering   Offered Hereby    After Offering       Offering
----                                  --------         ---------------   --------------    --------------       --------


Brown Simpson Partners I, Ltd.
Carnegie Hall Tower
152 West 57th Street, 21st Fl.    2,011,844                 7.9%          2,011,844                    0              0
New York, NY 10019

CSL Associates
880 Third Avenue
New York, NY 10022                  243,563                 1.0%            201,190               42,373              *

Fisher Partners
Fondkommission, AB
Kundggaten 37                       165,839                    *            165,839                    0              0
11156 Stockholm, SWEDEN

Martin H. Garvey
72 Wootton Road
Essex Fells, NJ 07042                27,143                    *             19,643                7,500              *

Gavleborgs Lansforsakingar
Box 206, 80101 Gavle
SWEDEN                              181,711                    *            181,711                    0              0

Gladstone Equity Funds, Inc.
880 Third Avenue
New York, NY 10022                   71,463                    *             50,290               21,173              *

Halifax Fund, L.P.
195 Maplewood Avenue
Maplewood, NJ 07040                 401,976                 1.7%            401,976                    0              0

Eric Hauser
425 East 58th Street, Apt. 7A
New York, NY 10022                   27,143                    *             19,643                7,500              *

N. Herrick Irrevocable
Securities Trust, Howard
Herrick, Trustee
20 Community Place, 2nd Fl.         402,018                 1.7%            402,018                    0              0
Morristown, NJ 07960

Lancer Partners, L.P. (2)
475 Steamboat Road
Greenwich, CT 06830                 272,734                 1.2%            272,734                    0              0

Lancer Offshore, Inc. (2)
Kaya Flamboyan 9, Curacao
Netherland Antilles                 440,742                 1.9%            440,742                    0              0

Michael Lauer
Seven Dwight Lane
Greenwich, CT 06831                 218,198                    *            157,098               61,100              *

Montrose Investments, Ltd.
300 Crescent Ct., Suite 700
Dallas, TX  75201                 1,272,761                 5.3%          1,272,761                    0              0

The Raptor Global Portfolio,
Ltd.
40 Rowes Wharf, 2nd Fl.             905,119                 3.8%            905,119                    0              0
Boston, MA 02110

Schottenfeld Associates, L.P.
880 Third Avenue, 16th Floor
New York, NY 10022                  254,777                 1.1%            254,516                  261              *

TGT Capital Partners, LP
375 Park Avenue, Suite 1404
New York, NY  10152                  15,919                    *             15,192                  727              *
                                                                             ------

                                                                          7,061,932
         TOTAL


*        Less than one percent.


(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934. They may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on the assumption that 23,380,289 shares of common stock will be outstanding as of the date of this prospectus.


(2) These shares may be deemed to be beneficially owned by Michael Lauer by virtue of Mr. Lauer's direct and/or indirect control over these shareholders.

                              PLAN OF DISTRIBUTION

         The selling shareholders, or their respective pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus (all of whom may be selling shareholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed or quoted, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.

         The selling shareholders may sell the securities by one or more of the following methods, without limitation:

         o block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus, including resale to another broker or dealer;

         o an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o  privately negotiated transactions;

         o  short sales;

         o through the writing of options on the securities, whether or not the options are listed on an options exchange;

         o through the distribution of the securities by any selling shareholders to its partners, members or stockholders;

         o one or more underwritten offerings on a firm commitment or best efforts basis; and

         o  any combination of any of these methods of sale.

         The distribution of the shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We do not know of any arrangements by the selling shareholders for the sale of any of the securities.

         The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed or quoted, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. Assuming that required holding periods and other criteria are satisfied, the selling shareholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933 rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

         To the extent required under the Securities Act of 1933, the aggregate amount of any selling shareholder securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders' securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

         The selling shareholders may enter into hedging transactions with third parties, which may in turn engage in short sales of the securities in the course of hedging the position they assume. The selling shareholders may also enter into short positions or other derivative transactions relating to the securities, or interests in the securities, and deliver the securities, or interests in the securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the securities, or interests in the securities, to third parties that in turn may dispose of these securities.


         Shares may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company or the selling shareholders. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the selling shareholders and its compensation will be described in a related prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the shares remarketed by them.

         We have agreed to indemnify in certain circumstances certain of the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as we are permitted to indemnify the selling shareholders for liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable.

         The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including Regulation M. Under those rules and regulations, they


         o may not engage in any stabilization activity in connection with our securities;

         o must furnish each broker which offers common stock covered by this prospectus with the number of copies of this prospectus which are required by each broker; and

         o may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.


         We will not receive any proceeds from the sale of the shares. We will pay the expenses of preparing this prospectus and the related registration statement.

         We can not assure you that the selling shareholders will sell all or any portion of the securities offered hereby.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, as well as proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC.

         This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

         We are incorporating by reference the following documents that we have filed with the SEC:


         o  our Annual Report on Form 10-K for the year ended December 31, 2001;

         o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         o our Current Reports on Form 8-K for the events dated January 15, 2002, April 4, 2002, May 15, 2002, May 30, 2002, July 3, 2002 and
            July 15, 2002; and

         o the description of our common stock, $.001 par value per share, contained in our registration statement on our amended Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, dated June 29, 2001, and any subsequent amendments or reports filed for the purpose of updating such description.


         We are also incorporating by reference into this prospectus all of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

         You may obtain a copy of any of our filings which are incorporated by reference, at no cost, by contacting us at:

                     Stonepath Group, Inc.
                     Two Penn Center Plaza, Suite 605
                     Philadelphia, PA  19102
                     Attention:  Stephen M. Cohen,
                                  Senior Vice President and General Counsel
                     Telephone: (215) 564-9193

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

                                  LEGAL MATTERS

         The validity of the shares being issued will be passed upon for the Company by Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 1835 Market Street, 14th Floor, Philadelphia, PA 19103.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 2001 and 2000 and for each of the years in the three year period ended December 31, 2001 have been incorporated herein by reference and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

                              Stonepath Group, Inc.



                        7,061,932 Shares of Common Stock




                               ------------------

                             PRELIMINARY PROSPECTUS

                               ------------------










         We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this preliminary prospectus. You must not rely on any unauthorized information. This preliminary prospectus does not offer to sell nor does it solicit to buy any shares of common stock in any jurisdiction where it is unlawful. The information in this preliminary prospectus is current as of July 31, 2002.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following is an estimate of the expenses which will be incurred by the Company in connection with the issuance and distribution of the securities being registered.


            SEC filing fee..................................       $    487
            Legal fees and expenses.........................         15,000
            Accounting fees and expenses....................         10,000
            Miscellaneous expenses..........................          1,000
                                                                      -----
                      Total.................................         26,487
                                                                     ======



Item 15.  Indemnification of Directors and Officers

         Our certificate of incorporation and bylaws reflect the adoption of the provisions of Section 102(b)(7) of the Delaware General Corporation Law, which eliminate or limit the personal liability of a director to our stockholders or us for monetary damages for breach of fiduciary duty under certain circumstances. If applicable Delaware law is amended to authorize corporate action further eliminating or limiting personal liability of directors, our certificate of incorporation provides that the liability of a director shall be eliminated or limited to the fullest extent permitted by applicable Delaware law.

         Our certificate of incorporation and bylaws also provide that we shall indemnify any person who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including judgments, fines, amounts paid in settlement and attorneys' fees) actually and reasonably incurred by such person in connection with a proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, in accordance with, and to the full extent permitted by, applicable Delaware law. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the board of directors.

         We maintain, at our expense, an insurance policy which insures our directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.

Item 16.  Exhibits and Financial Statement Schedules

(a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

   Exhibit No.                                       Reference
   -----------                                       ---------


       4.25       Certificate of Designation of Series D Preferred Stock                              Filed herewith

       4.26       Form of Exchange Agreement by and between the Company and certain holders of        Filed herewith
                  the Company's Series C Preferred Stock

        5.1       Opinion of Buchanan Ingersoll Professional Corporation                              Filed herewith

       23.1       Consent of KPMG LLP                                                                 Filed herewith

       23.2       Consent of Buchanan Ingersoll Professional Corporation (included in its             Filed herewith
                  opinion on Exhibit 5.1)


       24.1       Power of Attorney (included on the signature page of the registration               (1)
                  statement)


Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


(1) Previously filed with the Registrant's Registration Statement on Form S-3 filed June 26, 2002.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 31, 2002.



                             STONEPATH GROUP, INC.

                             By: /s/ Dennis L. Pelino
                                 ----------------------------------------------
                                      Dennis L. Pelino, (Chairman of the
                                      Board of Directors and Chief
                                      Executive Officer)

                             By: /s/ Bohn H. Crain
                                 ----------------------------------------------
                                      Bohn H. Crain (Chief Financial Officer)

                             By: /s/ Thomas L. Scully
                                 ----------------------------------------------
                                      Thomas L. Scully (Principal
                                      Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                  Title                                   Date
---------                                  -----                                   ----

/s/                *                       Chairman, Chief Executive               July 31, 2002
----------------------------------------
Dennis L. Pelino                           Officer and Director

/s/                *                       Director                                July 31, 2002
----------------------------------------
J. Douglas Coates

/s/                *                       Director                                July 31, 2002
---------------------------------------
Frank Palma

/s/                *                       Director                                July 31, 2002
--------------------------------------
Aloysius T. Lawn IV

/s/                *                       Director                                July 31, 2002
---------------------------------------
Robert McCord

/s/                *                       Director                                July 31, 2002
--------------------------------------
David Jones



*    /s/  Stephen M. Cohen
     -------------------------
      Stephen M. Cohen
      Attorney-in-Fact

                                  EXHIBIT INDEX

   Exhibit No.                                     Reference
   -----------                                     ---------


       4.25       Certificate of Designation of Series D Preferred Stock                             Filed herewith

       4.26       Form of Exchange Agreement by and between the Company and certain holders of       Filed herewith
                  the Company's Series C Preferred Stock

        5.1       Opinion of Buchanan Ingersoll Professional Corporation                             Filed herewith


       23.1       Consent of KPMG LLP                                                                Filed herewith


       23.2       Consent of Buchanan Ingersoll Professional Corporation (included in its            Filed herewith
                  opinion on Exhibit 5.1)

